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                                                                      EXHIBIT 21


                          SUBSIDIARIES OF REGISTRANT



            Company                                Type of Organization
            -------                                --------------------

     GDC Holdings Corporation                       Louisiana Corporation
     GDC Enviro-Solutions, Inc.                     Louisiana Corporation
     Walsh Remedial Construction Services, Inc.     Delaware Corporation
     Enviro-Dredge, Inc.                            Delaware Corporation
     TVIES, Inc.                                    Texas Corporation
     EnviroScope, Inc.                              Colorado Corporation